Registration No. 33-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    Form S-8

                             Registration Statement
                                      Under
                           The Securities Act of 1933

                           GOLDTECH MINING CORPORATION
              ------------------------------------------------------
                          (Formerly Egan Systems, Inc.)
             (Exact name of registrant as specified in its charter)

            Nevada                                            13-3250816
-------------------------------------                   ------------------------
(State or other jurisdiction                               (IRS Employer
         of incorporation)                                 Identification No.)

4904 Waters Edge Drive, Suite 160
Raleigh, NC                                                   27606
-----------------------------------------                  ------------
(Address of Principal Executive Offices)                    (Zip Code)


                           Stock Issuance Pursuant to
                     Legal and Business Consulting Services


                                                     Copy to:
                                                  Hank Vanderkam
         Rita Dickson                             Vanderkam & Sanders
         1161 Ambassador Drive                    1301 Travis, #1200
         Reno, NV 89523                           Houston, Texas 77002
         --------------
         (Name, address and telephone             (713) 547-8900
          number of agent for service)


         Approximate date of proposed sales pursuant to the plan: From time to time after the effective date of this Registration Statement.

                         CALCULATION OF REGISTRATION FEE
================================= =============== =================== ===================== ==============

                                                   Proposed maximum     Proposed maximum       Amount of
          Title of securities      Amount to be   offering price per   aggregate offering    registration
           to be registered         registered         share (1)              price               fee
--------------------------------- --------------- ------------------- --------------------- --------------

Common Stock, $.001 par value     1,300,000             $0.93              $1,023,000          $ 129.61
================================= =============== =================== ===================== ==============

(1) Calculated in accordance with Rule 457(c) solely for the purpose of determining the registration fee. The offering price is based on the final closing price as reported on the NASDAQ Electronic Bulletin Board on April 27, 2004 under the symbol "GMNC".

                                     PART I

                INFORMATION REQUIRED IN SECTION 10(a) PROSPECTUS


ITEM 1.  PLAN INFORMATION

         Not applicable--all shares registered are compensation for consulting services rendered.

ITEM 2.  REGISTRATION INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION

         The documents incorporated by reference in Item 3 of Part III of the Registration Statement are available without change, upon written or and request at the Company's offices, 4904 Waters Edge Dr., #160, Raleigh, NC 27606, attention: Ralph Jordan 919-851-2832.



                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The following documents filed with the Securities and Exchange Commission (the "Commission") are incorporated by reference into this Registration Statement and are made a part hereof:

         (a) The Company's Annual Report on Form 10-KSB for the fiscal year ended December 31, 2003.
         (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Annual Report referred to in Item 3(a) above.

         All reports and other documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES

Common Stock

         General. The Company is authorized to issue 95,000,000 shares of Common Stock, $.001 par value per share and 5,000,000 shares of Preferred Stock, $.001 par value per share.

         The holders of the Common Stock are entitled to receive dividends when, as and if declared by the Board of Directors, out of funds legally available therefore. In the event of liquidation, dissolution or winding up of the Company, the holders of the Common Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities and after provision has been made for each class of stock, if any, having preference over the Common Stock. The holders of the Common Stock as such have no conversion, preemptive or other subscription rights and there are no redemption provisions applicable to the Common Stock.

         Voting Rights. The holders of the Common Stock are entitled to one vote for each share held of record on all matters to be voted on by stockholders. There is no cumulative voting with respect to the election of directors, with the results that the holders of shares having more than fifty percent (50%) of the votes for the election of directors can elect all of the directors.

         Dividend Policy. To date, the Company has not paid any dividends on its Common Stock. The payment of dividends, if any, in the future is within the discretion of the Board of Directors and will depend upon the Company's earnings, its capital requirements and financial condition and other relevant factors. The Board does not intend to declare any dividends in the foreseeable future, but instead intends to retain all earnings, if any, for use in the Company's business operations.

         Preferred Stock. The rights of the preferred stock is set by the Board of Directors when such stock is issued to date, no preferred stock has been issued.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL

         Hank Vanderkam, Vanderkam & Associates own 12,500 shares of the company's common stock and will receive an additional 17,500 shares following the filing of this Registration Statement. Apart from these shares, there is no interest of any named expert or counsel in the Company.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS

         The Company's Articles of Incorporation, eliminate the personal liability of directors to the Company or its stockholders for monetary damages for breach of fiduciary duty to the extent permitted by Nevada law. The Company's Bylaws provide that the Company shall have the power to indemnify its officers and directors to the extent permitted by Nevada law. Nevada law authorizes a corporation to indemnify directors, officers, employees or agents of the corporation in non-derivative suits if such party acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, as determined in accordance with Nevada law.

              The provisions affecting personal liability do not abrogate a director's fiduciary duty to the Company and its shareholders, but eliminate personal liability for monetary damages for breach of that duty. The provisions do not, however, eliminate or limit the liability of a director for failing to act in good faith, for engaging in intentional misconduct or knowingly violating a law, for authorizing the illegal payment of a dividend or repurchase of stock, for obtaining an improper personal benefit, for breaching a director's duty of loyalty, which is generally described as the duty not to engage in any transaction which involves a conflict between the interest of the Company and those of the director, or for violations of the federal securities laws.

         The provisions regarding indemnification provide, in essence, that the Company will indemnify its directors against expenses (including attorneys fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any action, suit or proceeding arising out of the director's status as a director of the Company, including actions brought by or on behalf of the Company (shareholder derivative actions). The provisions do not require a showing of good faith. Moreover, they do not provide indemnification for liability arising out of willful misconduct, fraud, or dishonesty, for "short-swing" profits violations under the federal securities laws, for the receipt of illegal remuneration or if the director received a benefit in money, property or services to wich the director is not legally entitled. The provisions also do not provide indemnification for any liability to the extent such liability is covered by insurance.

         The provisions also limit or indemnify against liability resulting from grossly negligent decisions including grossly negligent business decisions relating to attempts to change control of the Company.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

         Not applicable.

ITEM 8.  EXHIBITS

4.1      Business Consulting Services Performed by Richard Granieri
4.2      Business Consulting Services Performed by Richard M. Smith
4.3      Business Consulting Services Performed by Robert Christian
4.4      Business Consulting Services Performed by Nicholas D. Markovino
4.5      Business Consulting Services Performed by Daniel Prins
4.6      Business Consulting Services Performed by Nick Fast
4.7      Business Consulting Services Performed by Yan Skwara
4.8      Legal services performed by Vanderkam & Associates
5.1 Opinion and consent of Vanderkam & Associates re: the legality of the shares being registered
23.1     Consent of Vanderkam & Associates (included in Exhibit 5.1)
23.2     Consent of Madsen & Associates, CPA's, Inc.

ITEM 9.  UNDERTAKINGS

         (a) The registrant hereby undertakes:

                  (1) To file, during any period in which offers or sells are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.
                  (2) That, for the purpose of determining liability under the Securities Act of 1933, each post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering thereof.
                  (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.
         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Raleigh, North Carolina on the XX day of April 2004.

                                           GOLDTECH MINING CORPORATION


                                           By: /s/  Tracy Kroeker
                                              -------------------------
                                           Tracy Kroeker, President and Director

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signatures                    Title                     Date
-------------             -------------             ------------

/s/ Tracy Kroeker
---------------------
Tracy Kroeker               (Director)              April 28, 2004


---------------------
Tolan S. Furusho            (Director)              April 28, 2004


---------------------
Ralph Jordan                (Director)              April 28, 2004


---------------------
Nancy Egan                  (Director)              April 28, 2004


---------------------
Jack Laskin                 (Director)              April 28, 2004

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 2nd day of April 2004 by and between Goldtech Mining Corporation, (the "Company" or "Goldtech"), and Richard Granieri, (the "Consultant").

                                    RECITALS

         WHEREAS, the Goldtech wishes to engage the Consultant with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                   AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.                TERM

                  The term of this Agreement shall commence on the date hereof and end on April 1, 2005

2.                CONSULTING SERVICES

                  Scope of Representation. The scope of the services to be rendered by the Consultant to the Company are on a non-exclusive basis. Consultant shall provide his services on a best efforts basis, and are limited to the following:

a) The Consultant shall, from time to time as the Company's may request, advise and consult with the Company's board of directors and executive officers regarding (i) the Company's merger and acquisition mining properties and strategies, including the evaluation of targets and the structuring of transactions; (ii) the Company's investor relations; and (iii) the Company's business development activities, including major geographic and service expansion plans.

b) The Consultant shall devote such time to this engagement as is reasonably necessary, but the Consultant need not devote his full time or attention to the engagement. The Company recognizes that the Consultant has numerous clients and engagements, and that this engagement is not exclusive.

c) The services need not be rendered at the Company's offices and may be rendered by telephonic communication; provided, however, that upon the Company's request and reasonable notice, the Consultant will attend meetings of the Company's board of directors and executive officers for the purpose of advising and consulting with them with respect to matters within the scope of this engagement.

d) Anything in this Agreement to the contrary notwithstanding, the services rendered by the Consultant under this Agreement shall not include any services in connection with the offer or sale of securities and will not directly or indirectly promote or maintain a market for the Company's securities.

e) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein, the Company hereby agrees to issue to Consultant 50,000 Shares of the Company's Common Stock (the "Shares") and register such Shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

f) The Issuance and delivery of the Common Stock shall be within 45 days of the reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                            (ii) evidence that the Shares have been registered
                               on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

                  (g) Expenses.

                           During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

         3. CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that they will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

         4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

         5. FILINGS

         The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

         6.       SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

         7. INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to any claim, issue or matter as to which the Consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a Consulting Agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the Consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractors and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder is on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services that are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest that now exists or may hereafter arise with respect to Consultant's current employment and future employment.

         9.       NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant::            Richard Granieri
                                             2082 SE Bristol Street, #209
                                             Newport Beach, California 92660

                  To the Company:            Goldtech Mining Corporation
                                             4904 Waters Edge Drive, Suite 160
                                             Raleigh, North Carolina 27606

         10. MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys's fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

                                        Goldtech Mining Corporation


                                         By:/s/ Tracy Kroeker
                                         Its: President

                                        Consultant, Richard Granieri

                                         By:/s/__Richard Granieri

                                    AGREEMENT


         This AGREEMENT made as of April 8, 2004, (the "Agreement"), between Goldtech Mining Corporation ("Goldtech"), a Nevada Corporation, with Goldtech's principal place of business located at 4904 Waters Edge Drive, Suite 160, Raleigh, North Carolina 27606 and Mr. Richard M. Smith ("Consultant"), a business consultant, and agent for the development of mining properties with its registered offices at Box 53, Site 220, RR 2, Saint Albert, Alberta, Canada T8N 1M9.

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business; and

            WHEREAS, Goldtech is the owner of certain properties and in the process of securing other mining properties and/or mining claims for the purposes of exploring and developing mining properties in British Columbia, Canada, Salamanca Spain and elsewhere. Goldtech is also in the process of packaging these mining properties for possible re-sale and/or joint venture opportunities.

              WHEREAS, The Consultant is in the business of consulting with mining companies and developing business and joint venture development plans concerning mining properties. The Consultant has an extensive contact base within the mining community to develop certain business plans to create business opportunities pertaining to development stage mining projects primarily within the country of Canada and Spain.

               WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

         NOW THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, receipt of which is hereby acknowledged by the Company, the parties hereto agree as follows:

         1. Agency Agreement. Goldtech grants to the Consultant a non-exclusive right to develop business plans, joint venture and or re-sale agreements on mineral properties, with the previous approval of Goldtech, with the Consultant's contacts within the mining community for the purposes of creating viable business ventures and other potential profitable business on the designated properties within the Province of British Columbia, Canada and other locations in Canada, and in the Salamanca, Spain region and elsewhere in the world. With Goldtech's approval on each and every property, the Consultant will negotiate on behalf of Goldtech, pursuant to that strategic business plan. The Consultant will be responsible for all of his expenses in the initial development of the mining property business plan(s) and the packaging of the mining joint venture and/or sale agreements. In the event that Goldtech adopts the business plan and/or the joint venture partner(s) developed by the Consultant, then the Consultant shall provide expense receipts be reimbursed by Goldtech for all expenses. The Consultant will develop, package and solicit potential financial partners and/or mineral property purchasers on behalf of Goldtech pertaining to the mining properties and/or mining claims owned outright or joint ventured by Goldtech.

         2. Term. The term of this Agreement is for twelve (12) months, unless extended by both parties.

            3. Compensation to the Consultant. In consideration of the consulting services set forth in paragraph 1., and subject to the terms and conditions set forth herein, the Company hereby agrees to issue to Consultant 500,000 Shares of the Company's Common Stock (the "Shares") and register such Shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933. The Issuance and delivery of the Common Stock shall be within 45 days of the reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                           (ii)evidence that the Shares have been registered on
                               Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

            4. Goldtech's and Consultant's Business Practice. The parties agree that they will work in chorus and in a professional manner at all times to facilitate the creating of an accurate business plan, along with projections and mining plans. Goldtech and the Consultant are bound at all times to protect the other against any and all parties who may wish to intercede in any of the business functions of Goldtech and the Consultant.

            5.  Confidential Information:
         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

            (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.6.
             (e) Records. The Consultant shall obtain and keep records showing all information used to create the business and development plan concerning the mining properties and/or mining claims including the legal description of the mining properties and/or mining claims, all environment considerations and other governmental restrictions, any and all information pertaining to engineering reports and the history of the mining properties and/or mining claims and any and all information which may be material to the ownership and operation of such mining properties and/or mining claims..

               6. Breach of Agreement. In the event of a breach or threatened breach by either party of its obligations under this agreement, each party acknowledges that the other party may not have any adequate immediate remedy under the law and may be entitled to seek such equitable and injunctive relief as may be available to restrain the other party from any violation of the provisions hereof. The prevailing party in any such proceeding shall be entitled to reimbursement from the other party of any expenses (including, without limitation, to reasonable attorney's fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including the recovering of damages.

                7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three
(3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, courier service or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph:

    In the case of Goldtech:
                  Goldtech Mining Corporation
                  C/o Law Offices of Tolan S. Furusho
                   2200 112th Avenue NE, Suite 200
                   Bellevue, Washington 98004

     In the case of the Consultant:
               Mr. Richard M. Smith
               Box 53, Site 220
               RR 2, Saint Albert
              Alberta, Canada T8N 1M9

               8. Affiliation. Nothing in this agreement shall be deemed to constitute or create between Goldtech and the Consultant a partnership, association, joint venture or agency or affiliate, nor shall either party have power or authority to obligate or bind the other in any manner whatsoever, except as expressly provided for herein and neither such party shall make any representation or warranty on behalf or for the other party. No change, modification, amendment, addition to this agreement or any part thereof shall be valid unless in writing and signed by or on behalf of both parties.

                     9. Entire Agreement. This agreement constitutes the entire agreement between the parties and supercedes all prior understandings and agreements regarding the subject matter hereof. Each of the parties acknowledges and agrees that the other has not made and is not making and in executing this agreement, neither party has relied upon any representation, promises or inducements except to the extent that the same are expressly set forth in this agreement. If any clause, paragraph, section or part of this agreement shall be held or declared to be void, invalid, or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way validate or affect any other clause, paragraph, section or part of this agreement.

                          10. Counterparts. This agreement may be signed in
counterparts, with the same force and effect.

               11. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

               12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

            13. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.
               14. Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

            15. Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

              16. Assignment. No party hereto may not assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

              17. No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto..

                  REPRESENTATION AND WARRANTIES OF THE COMPANY

            1. The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

             2. Filings. The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

             3. Supplying Information. The Company shall cooperate with the Consultant in supplying any and all available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

             4. Indemnification.
         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

              5. Independent Contractor Status. It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

                6. Non-Exclusivity. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.


         IN WITNESS WHEREOF, the parties have caused this agreement to be signed as of the date and year as first written above.

         Goldtech Mining Corporation, a Nevada corporation:



         ------------------------------------------
         By: /s/ Tracy Kroeker, President and Director



            Consultant and Agent:



         ------------------------------------------
         By:  /s/ Richard M. Smith, as an individual

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 10th day of April 2004 by and between Goldtech Mining Corporation, (the "Company" or "Goldtech"), and Mr. Robert Christian (the "Consultant").

RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1.   TERM

         The term of this Agreement shall commence on the date hereof and end on April 9, 2005.

         2. CONSULTING SERVICES

                  (a) Consulting services both current and for services already rendered. Expenses incurred in the rendering of such services.

                           (b) Compensation. In consideration of the consulting
                               services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 32,500 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

                           (c) Issuance. Issuance and delivery of the Common
                               Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                           (ii)evidence that the Shares have been registered on
                               Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

                  (d) Expenses.
                   During the term of the Consultant's engagement hereunder. The
                  Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3. CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.


4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5. FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6. SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.                INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9. NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:         Robert Christian
                                         C/o Champions Consulting Group
                                         3025 University Avenue, #203A
                                         Columbus, Georgia 31907

                  To the Company:        Goldtech Mining Corporation
                                         4904 Waters Edge Drive
                                         Raleigh, North Carolina 27606

10.               MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                                        Goldtech Mining Corporation


                                        By:/s/ Tracy Kroeker
                                        Its: President


                                       /s/ Robert Christian, as an individual

                                    AGREEMENT


         This AGREEMENT made as of April 8, 2004, (the "Agreement"), between Goldtech Mining Corporation ("Goldtech"), a Nevada Corporation, with Goldtech's principal place of business located at 4904 Waters Edge Drive, Suite 160, Raleigh, North Carolina 27606 and Mr. Nicholas D. Markovino ("Consultant"), a business consultant, and agent for the development of mining properties with its registered offices at Box 53, Site 220, RR 2, Saint Albert, Alberta, Canada T8N 1M9.

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business; and

            WHEREAS, Goldtech is the owner of certain properties and in the process of securing other mining properties and/or mining claims for the purposes of exploring and developing mining properties in British Columbia, Canada, Salamanca Spain and elsewhere. Goldtech is also in the process of packaging these mining properties for possible re-sale and/or joint venture opportunities.

              WHEREAS, The Consultant is in the business of consulting with mining companies and developing business and joint venture development plans concerning mining properties. The Consultant has an extensive contact base within the mining community to develop certain business plans to create business opportunities pertaining to development stage mining projects primarily within the country of Canada and Spain.

               WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below; .

         NOW THEREFORE, in consideration of the mutual covenants of the parties and for other good and valuable consideration, receipt of which is hereby acknowledged by the Company, the parties hereto agree as follows:

         1. Agency Agreement. Goldtech grants to the Consultant a non-exclusive right to develop business plans, joint venture and or re-sale agreements on mineral properties, with the previous approval of Goldtech, with the Consultant's contacts within the mining community for the purposes of creating viable business ventures and other potential profitable business on the designated properties within the Province of British Columbia, Canada and other locations in Canada, and in the Salamanca, Spain region and elsewhere in the world. With Goldtech's approval on each and every property, the Consultant will negotiate on behalf of Goldtech, pursuant to that strategic business plan. The Consultant will be responsible for all of his expenses in the initial development of the mining property business plan(s) and the packaging of the mining joint venture and/or sale agreements. In the event that Goldtech adopts the business plan and/or the joint venture partner(s) developed by the Consultant, then the Consultant shall provide expense receipts be reimbursed by Goldtech for all expenses. The Consultant will develop, package and solicit potential financial partners and/or mineral property purchasers on behalf of Goldtech pertaining to the mining properties and/or mining claims owned outright or joint ventured by Goldtech.

         2. Term. The term of this Agreement is for twelve (12) months, unless extended by both parties.

            3. Compensation to the Consultant. In consideration of the consulting services set forth in paragraph 1., and subject to the terms and conditions set forth herein, the Company hereby agrees to issue to Consultant 500,000 Shares of the Company's Common Stock (the "Shares") and register such Shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933. The Issuance and delivery of the Common Stock shall be within 45 days of the reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                           (ii)evidence that the Shares have been registered on
                               Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

            4. Goldtech's and Consultant's Business Practice. The parties agree that they will work in chorus and in a professional manner at all times to facilitate the creating of an accurate business plan, along with projections and mining plans. Goldtech and the Consultant are bound at all times to protect the other against any and all parties who may wish to intercede in any of the business functions of Goldtech and the Consultant.

            5.  Confidential Information:
         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

            (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.6.

             (e) Records. The Consultant shall obtain and keep records showing all information used to create the business and development plan concerning the mining properties and/or mining claims including the legal description of the mining properties and/or mining claims, all environment considerations and other governmental restrictions, any and all information pertaining to engineering reports and the history of the mining properties and/or mining claims and any and all information which may be material to the ownership and operation of such mining properties and/or mining claims..

               6. Breach of Agreement. In the event of a breach or threatened breach by either party of its obligations under this agreement, each party acknowledges that the other party may not have any adequate immediate remedy under the law and may be entitled to seek such equitable and injunctive relief as may be available to restrain the other party from any violation of the provisions hereof. The prevailing party in any such proceeding shall be entitled to reimbursement from the other party of any expenses (including, without limitation, to reasonable attorney's fees) incurred in connection with such proceeding. Nothing herein shall be construed as prohibiting either party from pursuing any other remedies available for such breach or threatened breach, including the recovering of damages.

                7. Notices. Any notices or other communications required or permitted hereunder shall be sufficiently given if delivered personally or three
(3) days after being sent by registered or certified mail, return receipt requested, postage prepaid, courier service or transmitted by telecopy with oral confirmation, addressed as follows or to such other address of which the parties may have given notice in accordance with this paragraph:

    In the case of Goldtech:
                  Goldtech Mining Corporation
                  C/o Law Offices of Tolan S. Furusho
                   2200 112th Avenue NE, Suite 200
                   Bellevue, Washington 98004

     In the case of the Consultant:
               Mr. Nicholas D. Markovino
               Box 53, Site 220
               RR 2, Saint Albert
              Alberta, Canada T8N 1M9

               8. Affiliation. Nothing in this agreement shall be deemed to constitute or create between Goldtech and the Consultant a partnership, association, joint venture or agency or affiliate, nor shall either party have power or authority to obligate or bind the other in any manner whatsoever, except as expressly provided for herein and neither such party shall make any representation or warranty on behalf or for the other party. No change, modification, amendment, addition to this agreement or any part thereof shall be valid unless in writing and signed by or on behalf of both parties.

     9. Entire Agreement. This agreement constitutes the entire agreement between the parties and supercedes all prior understandings and agreements regarding the subject matter hereof. Each of the parties acknowledges and agrees that the other has not made and is not making and in executing this agreement, neither party has relied upon any representation, promises or inducements except to the extent that the same are expressly set forth in this agreement. If any clause, paragraph, section or part of this agreement shall be held or declared to be void, invalid, or illegal for any reason by any court of competent jurisdiction, such provision shall be ineffective but shall not in any way validate or affect any other clause, paragraph, section or part of this agreement.

     10. Counterparts. This agreement may be signed in counterparts, with the same force and effect.

     11. Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

     12. Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

     13. Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

     14. Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

     15. Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

     16. Assignment. No party hereto may not assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

     17. No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto..

                  REPRESENTATION AND WARRANTIES OF THE COMPANY

            1. The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. The Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

             2. Filings. The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

             3. Supplying Information. The Company shall cooperate with the Consultant in supplying any and all available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

             4. Indemnification.

(a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

              5. Independent Contractor Status. It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

                6. Non-Exclusivity. The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.




         IN WITNESS WHEREOF, the parties have caused this agreement to be signed as of the date and year as first written above.

         Goldtech Mining Corporation, a Nevada corporation:



         ------------------------------------------
         By: /s/ Tracy Kroeker, President and Director



            Consultant and Agent:



         ------------------------------------------
         By:  /s/ Nicholas D. Markovino, as an individual

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 2nd day of April 2004 by and between Goldtech Mining Corporation, (the "Company"), and Mr. Daniel Prins, a business and marketing professional, (the "Consultant").

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                   AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

1.                TERM

                  The term of this Agreement shall commence on the date hereof and end on April 1, 2005.

2.                CONSULTING SERVICES

                  Scope of Representation. Company grants Consultant permission to act on Company's behalf in assisting Company in its business development, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, targeting candidates as potential business, channel or development partners and performing related services, to identify and secure additional management and members of the Board of Advisors and Board of Directors and audit committee members of the Company. Consultant's services shall be provided on a non-exclusive basis. Consultant shall provide his services on a best efforts basis. These advisory and development services include the following:

                  a) Assist and advise and perform research in business and may provide value and benefits to it's customers and clients.

                  b) Assist, advise and develop business relationships with potential business, channel or development partners and seek other strategic relationships with companies that may have similar business interest to the Company.

                  c) Advise the Company in implementing its business strategy during the term, which will include: business development services, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, assisting in development of business and marketing models and assisting legal, accounting, marketing and technology departments in developing appropriate business and e-commerce procedures and documents, identifying and securing additional management and members of the Board of Advisors and Board of Directors.

d) In conducting the forgoing efforts, Consultant will rely upon Goldtech to provide all necessary information regarding the Company and its business plan. You will furnish Consultant with all relevant material regarding the business and financial condition of the Company that will be accurate and complete in all material respects at the time furnished and will represent your best estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to us by you. Any advice rendered by consultant pursuant to this letter may not be disclosed publicly in any manner without Consultant's prior written approval and will be treated by you and us as confidential.

e) Under no circumstances shall Consultant be required to provide any services pursuant to this Agreement that would require registration or other filings by it under any United States federal or state securities laws.

f) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 150,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

g) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

            (i) the certificate or certificates evidencing the
                Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
            (ii)evidence that the Shares have been registered on
                Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

(h)  Expenses.

     During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.       CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

         4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.
         5. FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

         6.       SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

         7. INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

         9.       NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:       Mr. Daniel Prins
                                       103 Brook Hollow
                                       Cary, North Carolina 27513

                  To the Company:      Goldtech Mining Corporation
                                       4904 Waters Edge Drive, Suite 160
                                       Raleigh, North Carolina 27606

         10. MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                           Goldtech Mining Corporation

                           By:/s/ Tracy Kroeker
                           Its: President


                           Consultant

                           By:/s/ Daniel Prins
                           As an individual

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 8th day of April 2004 by and between Goldtech Mining Corporation, (the "Company"), and Mr. Nick Fast, a marketing and strategic planning professional, (the "Consultant").

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

                                   AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

2.                TERM

                  The term of this Agreement shall commence on the date hereof and end on April 7, 2005.

3.                CONSULTING SERVICES

                  Scope of Representation. Company grants Consultant permission to act on Company's behalf in assisting Company in its business development, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, targeting candidates as potential business, channel or development partners and performing related services, to identify and secure additional management and members of the Board of Advisors and Board of Directors and audit committee members of the Company. Consultant's services shall be provided on a non-exclusive basis. Consultant shall provide his services on a best efforts basis. These advisory and development services include the following:

                  a) Assist and advise and perform research in business and may provide value and benefits to it's customers and clients.

                  b) Assist, advise and develop business relationships with potential business, channel or development partners and seek other strategic relationships with companies that may have similar business interest to the Company.

c) Advise the Company in implementing its business strategy during the term, which will include: business development services, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, assisting in development of business and marketing models and assisting legal, accounting, marketing and technology departments in developing appropriate business and e-commerce procedures and documents, identifying and securing additional management and members of the Board of Advisors and Board of Directors.

d) In conducting the forgoing efforts, Consultant will rely upon the Company to provide all necessary information regarding the Company and its business plan. You will furnish Consultant with all relevant material regarding the business and financial condition of the Company that will be accurate and complete in all material respects at the time furnished and will represent your best estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to us by you. Any advice rendered by consultant pursuant to this letter may not be disclosed publicly in any manner without Consultant's prior written approval and will be treated by you and us as confidential.

e) Under no circumstances shall Consultant be required to provide any services pursuant to this Agreement that would require registration or other filings by it under any United States federal or state securities laws.

f) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 50,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

g) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

     (i) the certificate or certificates evidencing the Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and

     (ii)evidence that the Shares have been registered on Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

(h) Expenses.

                           During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3.       CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

         4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgement, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

         5. FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

         6.       SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

         7. INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

         9.       NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:       Mr. Nick Fast
                                       c/o Golden Gate Marketing
                                       800- 15355 24th Avenue, #528
                                       White Rock, British Columbia
                                       Canada V4A 2H9

                  To the Company:      Goldtech Mining Corporation
                                       4904 Waters Edge Drive, Suite 160
                                       Raleigh, North Carolina 27606

         10. MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                           Goldtech Mining Corporation

                            By:/s/ Tracy Kroeker
                            Its: President


                            Consultant

                            By:/s/ Nick Fast
                            As an individual

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 2nd day of April 2004 by and between Goldtech Mining Corporation, (the "Company"), and Yan Skwara, a financial and business consultant (the "Consultant").

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business;

         WHEREAS, the Consultant is willing to make available to the Company the consulting services provided for in the Agreement as set forth below;

AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

3.                TERM

                  The term of this Agreement shall commence on the date hereof and end on April 1, 2005.

4.                CONSULTING SERVICES

                  Scope of Representation. Company grants Consultant permission to act on Company's behalf in assisting Company in its business development, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, targeting candidates as potential business, channel or development partners and performing related services, to identify and secure additional management and members of the Board of Advisors and Board of Directors and audit committee members of the Company. Consultant's services shall be provided on a non-exclusive basis. Consultant shall provide his services on a best efforts basis. These advisory and development services include the following:

                  a) Assist and advise and perform research in business and may provide value and benefits to it's customers and clients.

                  b) Assist, advise and develop business relationships with potential business, channel or development partners and seek other strategic relationships with companies that may have similar business interest to the Company.

     c) Advise the Company in implementing its business strategy during the term, which will include: business development services, e-commerce research and product development, advising and developing internet related training and product implementation, marketing and strategic alliances development program, assisting in development of business and marketing models and assisting legal, accounting, marketing and technology departments in developing appropriate business and
          e-commerce procedures and documents, identifying and securing additional management and members of the Board of Advisors and Board of Directors.

     d) In conducting the forgoing efforts, Consultant will rely upon Asconi to provide all necessary information regarding the Company and its business plan. You will furnish Consultant with all relevant material regarding the business and financial condition of the Company that will be accurate and complete in all material respects at the time furnished and will represent your best estimates of future performance. Consultant will be relying, without independent verification, on the accuracy and completeness of all financial and other information that is and will be furnished to us by you. Any advice rendered by consultant pursuant to this letter may not be disclosed publicly in any manner without Consultant's prior written approval and will be treated by you and us as confidential.

     e) Under no circumstances shall Consultant be required to provide any services pursuant to this Agreement that would require registration or other filings by it under any United States federal or state securities laws.

     f) Compensation. In consideration of the consulting services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 25,000 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

     g) Issuance. Issuance and delivery of the Common Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                           (ii)evidence that the Shares have been registered on
                               Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

                  (h) Expenses.

                           During the term of the Consultant's engagement hereunder. The Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

             3. CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

         4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

              (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

         5.        FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

         6.       SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

         7. INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), judgments, fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, bu in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

         8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

         9.       NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:       Yan Skwara
                                       3803 Mission Boulevard, Suite 290
                                       San Diego, California 92109

                  To the Company:      Goldtech Mining Corporation
                                       4904 Waters Edge Drive, Suite 160
                                       Raleigh, North Carolina 27606

         10. MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Florida.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                           Goldtech Mining Corporation

                           By:/s/ Tracy Kroeker
                           Its: President


                           Consultant

                           By:/s/ Yan Skwara
                           As an individual

                              CONSULTING AGREEMENT

         This consulting agreement (this "Agreement") is made the 12th day of April 2004 by and between Goldtech Mining Corporation, (the "Company" or "Goldtech"), and Vanderkam & Associates Law Firm (the "Consultant").

                                    RECITALS

         WHEREAS, the Company wishes to engage the Consultant with respect to certain aspects of its business for legal advice and services;

         WHEREAS, the Consultant is willing to make available to the Company the legal consulting services provided for in the Agreement as set forth below;

                                    AGREEMENT

         NOW THEREFORE, in consideration of the premises and the respective covenants and agreements of the parties herein contained, the parties hereto agree as follows:

         1.   TERM

         The term of this Agreement shall commence on the date hereof and end on April 11, 2005.

         2. CONSULTING SERVICES

                  (a) Legal services both current and for services already rendered. Expenses incurred in the rendering of such services.

                           (b) Compensation. In consideration of the consulting
                               services set forth in paragraph 2 (a), and subject to the terms and conditions set forth herein the Company hereby agrees to issue to Consultant 17,500 shares of the Company's Common stock (the "Shares") and register such shares at the time of initial issuance, or immediately thereafter, on Form S-8 under the Securities Act of 1933.

                           (c) Issuance. Issuance and delivery of the Common
                               Stock shall be within 45 days of the full reporting date of the company, at which time, the Company shall deliver to the Consultant:

                           (i) the certificate or certificates evidencing the
                               Shares to be issued to the Consultant and the respective dates, registered in the name of the Consultant; and
                           (ii)evidence that the Shares have been registered on
                               Form S-8 to be filed upon issuance of the Shares to the Consultant, registering for resale thereof.

                  (d) Expenses.
                   During the term of the Consultant's engagement hereunder. The
                  Consultant shall be entitled to receive prompt reimbursement for all reasonable expenses incurred by the Consultant in performing services hereunder, including all travel and living expenses while away from home on business at the request of and in the service of the Company, provided that such expenses are incurred and accounted for in accordance with the policies and procedures established by the Company, and that any expenses in excess of $500.00 have been pre-approved in writing by the Company.

3. CONFIDENTIAL INFORMATION

         (a) Confidential Information. In connection with the providing of Consulting Services, hereunder, the Company may provide the Consultant with information concerning the Company which the Company deems confidential (the "Confidential Information"). The Consultant understands and agrees that any Confidential Information disclosed pursuant to this Agreement is secret, proprietary and of great value to the Company, which value may be impaired if the secrecy of such information is not maintained. The Consultant further agrees that he will take reasonable security measures to preserve and protect the secrecy of such Confidential Information, and to hold such information in confidence and not to disclose such information, either directly or indirectly to any person or entity during the term of this agreement or any time following the expiration or termination hereof; provided, however, that the Consultant may disclose the Confidential Information to an assistant to whom disclosure is necessary for the providing of services under this agreement.

         (b) Exclusions. For purposes of this paragraph 3, the term Confidential Information shall not include Information which (i) becomes generally available to the public other than as a result of a disclosure by the Consultant or his assistants, agents or advisors, or (ii) becomes available on a non-confidential basis to the Consultant from a source other than the Company or it's advisors, provided that such source is not known to the Consultant to be bound by a Confidentiality agreement with or other obligation of secrecy to the Company or another party.

         (c) Government Order. Notwithstanding anything to the contrary in this Agreement, the Consultant shall not be precluded from disclosing any of the Confidential Information pursuant to a valid order of any governmental or regulatory authority, or pursuant to the order of any court or arbitrator.

         (d) Injunctive Relief. The Consultant agrees that, since a violation of this paragraph 3 would cause irreparable injury to the Company, and that there may not be an adequate remedy at law for such violation, the Company shall have the right in addition to any other remedies available at law or in equity, to enjoin the Consultant in a court of equity for violating the provisions of this paragraph 3.

4. REPRESENTATION AND WARRANTIES OF THE COMPANY

         The Company hereby represents and warrants to the Consultant that as of the date hereof and as of the Closing Date (after giving effect to the transactions contemplated hereby):

         (a) Existence and Authority. The Company is a corporation duly organized and validly existing in good standing under the laws of its jurisdiction of incorporation and has full power and authority to own its respective property, carry on its respective business as no being conducted, and enter into and perform its obligations under this Agreement and to issue and deliver the Shares to be issued by it hereunder. The Company is duly qualified as a jurisdiction in which it is necessary to be so qualified to transact business as currently conducted. This Agreement, has been duly authorized by all necessary corporate action, executed, and delivered by the Company, and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally and to general principals of equity.

         (b) Authorization and Validity of Shares. The Shares have been duly authorized and are validly issued and outstanding, fully paid and non-assessable and free of any preemptive rights. THE Shares are not subject to any lien, pledge, security interest or other encumbrance.

         (c) Authorization of Agreement. The Company has taken all actions and obtain all consents or approvals necessary to authorize it to enter into this Agreement.

         (d) No Violation. Neither the execution or delivery of this Agreement, the issuance or delivery of Shares, the performance by the Company of its obligations under this Agreement, nor the consummation of the transactions contemplated hereby will conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, require the consent or approval of or filing with any person (other than consent and approvals which have been obtained and filings which have been made) under, or result in the imposition of a lien on or securities interest in any properties or assets of the Company, pursuant to the charter or bylaws of the Company, any award of any arbitrator or any agreement (including any agreement with stockholders), instruments, order, judgment, decree, statute, law, rule or regulation to which the Company is party or to which any such person or any of their respective properties or assets is subject.

         (e) Registration. The Shares have been, or will be upon the filing of an S-8 Registration Statement, registered pursuant to the Securities Act of 1933, as amended, and all applicable state laws.

5. FILINGS

     The Company shall furnish to the Consultant, promptly after the sending or filing thereof, copies of all reports which the Company sends to its equity security holders generally, and copies of all reports and registration statements which the Company files with the Securities and Exchange Commission (the "Commission"), any other securities exchange or the national Association of Securities Dealers, Inc. ("NASD")

6. SUPPLYING INFORMATION

         The Company shall cooperate with the Consultant in supplying such publicity available information as may be reasonably necessary for the Consultant to complete and file any information reporting forms.

7.                INDEMNIFICATION

         (a) The Company shall indemnify the Consultant from and against any and all expenses (including attorneys' fees), judgments, fines, claims, cause of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Consultant in connection with such action, suit or proceeding if (i) the Consultant was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant acted in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, had no reasonable cause or believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the Consultant did not act in good faith in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful. Notwithstanding the foregoing, the Company shall not indemnify the Consultant with respect to nay claim, issue or matter as to which the consultant shall have been adjudged to be liable for gross negligence or willful misconduct in the performance other duties pursuant to this Agreement unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all the circumstances of the case, the Consultant is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

         (b) The Consultant shall indemnify the Company from and against any and all expenses (including attorney's fees), fines, claims, causes of action, liabilities and other amounts paid (whether in settlement or otherwise actually and reasonably incurred) by the Company in connection with such action, suit or proceeding if (i) the Company was made a party to any action, suit or proceeding by reason of the fact that the Consultant rendered advice or services pursuant to this Agreement, and (ii) the Consultant did not act in good faith and in a manner reasonably believed by the Consultant to be in or not opposed to the interests of the Company, and with respect to any criminal action or proceeding, did not reasonably believe his conduct was lawful. Notwithstanding the foregoing, the Consultant shall not indemnify the Company with respect to any claim, issue or matter as to which the Company shall have been adjudged to be liable for gross negligence or willful misconduct in connection with the performance of the Consultant's duties pursuant to this Agreement unless and only to the extent that the court on which such action or suit was brought shall determine upon application that, despite the adjunction of liability, but in view of all circumstances of the case, the Company is fairly and reasonably entitled to indemnify for such expenses which such court shall deem proper.

8. INDEPENDENT CONTRACTOR STATUS

         It is expressly understood and agreed that this is a consulting agreement only and does not constitute an employer-employee relationship. Accordingly, the Consultant agrees that the consultant shall be solely responsible for payment of his own taxes or sums due to the federal, state, or local governments, overhead, workmen's compensation, fringe benefits, pension contributions and other expenses. It is further understood and agreed that the Consultant is an independent contractor and the company shall have no right to control the activities of the Consultant other than during the express period of time in which the Consultant is performing services hereunder, and that such services provided hereunder and not because of any presumed employer-employee relationship. The Consultant shall have no authority to bind the company.

         The parties further acknowledge that the Company's services hereunder are not exclusive, but that the Consultant shall be performing services and undertaking other responsibilities, for and with other entities or persons, which may directly or indirectly compete with the Company. Accordingly, the services of the Consultant hereunder are on a part time basis only, and the Company shall have no discretion, control of, or interest in, the Consultant's services which are not covered by the terms of the Agreement. The Company hereby waives any conflict of interest which now exists or may hereafter arise with respect to Consultant's current employment and future employment.

9. NOTICE

         All notices provided by this Agreement shall be in writing and shall be given by facsimile transmission, overnight courier, by registered mail or by personal delivery, by one party to the other, addressed to such other party at the applicable address set forth below, or to such other address as may be given for such purpose by such other party by notice duly given hereunder. Notice shall be deemed properly given on the date of the delivery.

                  To Consultant:       Vanderkam & Associates Law Firm
                                       1301 Travis Street, Suite 1200
                                       Houston, Texas 77002

                  To the Company:      Goldtech Mining Corporation
                                       4904 Waters Edge Drive, Suite 160
                                       Raleigh, North Carolina 27606

10.               MISCELLANEOUS

         (a) Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by a written instrument duly executed by such party.

         (b) Entire Agreement. This Agreement contains the entire understanding between the parties hereto with respect to the transactions contemplated hereby, and may not be amended, modified, or altered except by an instrument in writing signed by the party against whom such amendment, modification, or alteration is sought to be enforced. This Agreement supercedes and replaces all other agreements between the parties with respect to any services to be performed by the Consultant of behalf of the Company.

         (c) Governing Law. This Agreement shall be construed and interpreted in accordance with the laws of the State of Nevada.

         (d) Binding Effect. This Agreement shall bind and inure to the benefit of the parties hereto and their respective heirs, executors, administrators, successors and assigns.

         (e) Construction. The captions and headings contained herein are inserted for convenient reference only, are not a part hereof and the same shall not limit or construe the provisions to which they apply. Reference in this agreement to "paragraphs" are to the paragraphs in this Agreement, unless otherwise noted.

         (f) Expenses. Each party shall pay and be responsible for the cost and expanses, including, without limitations, attorneys' fees, incurred by such party in connection with negotiation, preparation and execution of this Agreement and the transactions contemplated hereby.

         (g) Assignment. No party hereto may assign any of its rights or delegate any of its obligations under this Agreement without the express written consent of the other party hereto.

         (h) No Rights to Others. Nothing herein contained or implied is intended or shall be construed to confer upon or give to any person, firm or corporation, other than the parties hereto.

         (i) Counterparts. This Agreement may be executed simultaneously in two counterparts, each of which shall be deemed an original, but both of which together shall constitute on and the same agreement, binding upon both parties hereto, notwithstanding that both parties are not signatories to the original or the same counterpart.

         IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.


                           Goldtech Mining Corporation

                           By:/s/ Tracy Kroeker

                           Its: President and Director


                           Vanderkam & Associates

                           By: /s/ Hank Vanderkam

                             Vanderkam & Associates
                               1301 Travis, #1200
                               Houston, TX 77002


                                  April 9, 2004


Goldtech Mining Corporation
4904 Waters Edge Drive, Suite 160
Raleigh, North Carolina 27606

         Re:      Form S-8 Registration Statement

Gentlemen:

         You have requested that we furnish you our legal opinion with respect to the legality of the following described securities of Goldtech Mining Corporation (the "Company") covered by a Form S-8 Registration Statement, as amended through the date hereof (the "Registration Statement"), filed with the Securities and Exchange Commission for the purpose of registering such securities under the Securities Act of 1933:

         1. 1,300,000 shares of common stock, $.001 par value (the "Shares") issuable pursuant to Consulting Agreements dated April 2004. (the "Agreements").

         In connection with this opinion, we have examined the corporate records of the Company, including the Company's Articles of Incorporation, Bylaws, and the Minutes of its Board of Directors and Shareholders meetings, the Agreement, the Registration Statement, and such other documents and records as we deemed relevant in order to render this opinion.

         Based on the foregoing, it is our opinion that, after the Registration Statement becomes effective and the Shares have been issued and delivered as described therein, the Shares will be validly issued, fully paid and non-assessable.

         We hereby consent to the filing of this opinion with Securities and Exchange Commission as an exhibit to the Registration Statement and further consent to statements made therein regarding our firm and use of our name under the heading "Legal Matters" in the Prospectus constituting a part of such Registration Statement.

                                       Sincerely,

                                      VANDERKAM & ASSOCIATES

                                      /s/ Vanderkam & Associates

                         INDEPENDENT AUDITORS' CONSENT





As independent certified public accountants, we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of our report relating to the financial statements of Goldtech Mining Corporation (formerly Egan Systems, Inc.), which report appears in the Company's Annual Report on Form 10-KSB for the year ended December 31, 2003, and to all references to this firm included in such Registration Statement.

                                        /s/ Madsen & Associates, CPA's, Inc.





Date : April 14, 2004